SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2008

Palomar Medical Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdic- tion of incorporation)	0-22340 (Commission File Number)	04-3128178 (IRS Employer Identification Number)

82 Cambridge Street, Burlington, Massachusetts 01803
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (781) 993-2300

(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

       On March 16, 2008, Palomar Medical Technologies, Inc., a Delaware corporation, and The General Hospital Corporation, a Massachusetts corporation, entered into an Amended and Restated License Agreement (MGH Case Nos. 783, 912, 2100), a License Agreement (MGH Case No. 2057), and a License Agreement (MGH Case No. 1316) (collectively the “Agreements”).

       The description above is qualified in its entirety by reference to the Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, and 10.3 and incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Title

10.1*	Amended and Restated License Agreement (MGH Case Nos. 783, 912, 2100) executed on March 16, 2008, between Palomar Medical Technologies, Inc. and The General Hospital Corporation.

10.2*	License Agreement (MGH Case No. 2057) executed on March 16, 2008, between Palomar Medical Technologies, Inc. and The General Hospital Corporation.

10.3*	License Agreement (MGH Case No. 1316) executed on March 16, 2008, between Palomar Medical Technologies, Inc. and The General Hospital Corporation.

*	Portions of these exhibits have been omitted subject to pending requests for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, and in connection with those requests unredacted copies of these exhibits have been filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: /s/ Joseph P. Caruso —————————————— Chief Executive Officer and President
Date: March 20, 2008

EXHIBIT INDEX

Number	Title

10.1*	Amended and Restated License Agreement (MGH Case Nos. 783, 912, 2100) executed on March 16, 2008, between Palomar Medical Technologies, Inc. and The General Hospital Corporation.

10.2*	License Agreement (MGH Case No. 2057) executed on March 16, 2008, between Palomar Medical Technologies, Inc. and The General Hospital Corporation.

10.3*	License Agreement (MGH Case No. 1316) executed on March 16, 2008, between Palomar Medical Technologies, Inc. and The General Hospital Corporation.

*	Portions of these exhibits have been omitted subject to pending requests for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, and in connection with those requests unredacted copies of these exhibits have been filed with the SEC.